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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

        We hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-3 to be filed on or about May 8, 2015 (the "Registration Statement") of ZaZa Energy Corporation (the "Company") of our report, and all references thereto, dated January 19, 2015, relating to the estimated oil and gas reserves of the Company as of December 31, 2014 included in, or made a part of, the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 31, 2015 and (b) all references to our firm, in the form and context in which such references appear, including under the heading "Experts," in the Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
May 8, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEER